UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 16, 2018

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)
(281) 871-2699
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On May 16, 2018, Halliburton held its Annual Meeting of Stockholders.  Stockholders were asked to consider and act upon:

(1)	The election of Directors;
(2)	Ratification of the appointment of KPMG LLP as independent public accountants to examine the financial statements and books and records of Halliburton for the year 2018; and
(3)	Advisory approval of executive compensation.

The voting results for each matter are set out below.

1.	Election of Directors:
	Name of Nominee	For	Against	Abstain	Broker Non-Votes
	A.F. Al Khayyal	634,740,163	6,808,325	667,559	93,065,536
	W.E. Albrecht	610,245,589	31,357,377	613,081	93,065,536
	A.M. Bennett	629,294,242	12,305,381	616,424	93,065,536
	J.R. Boyd	590,480,161	51,109,662	626,224	93,065,536
	M. Carroll	585,023,633	56,565,279	627,135	93,065,536
	N.K. Dicciani	630,649,562	10,931,606	634,879	93,065,536
	M.S. Gerber	613,576,811	28,009,863	629,373	93,065,536
	J.C. Grubisich	636,216,946	5,357,087	642,014	93,065,536
	D.J. Lesar	630,602,873	10,997,478	615,696	93,065,536
	R.A. Malone	607,791,287	33,802,004	622,756	93,065,536
	J.A. Miller	634,120,293	7,534,467	561,287	93,065,536
	D.L. Reed	598,140,042	43,466,590	609,415	93,065,536

2.	Ratification of the selection of auditors:
	For	722,896,961
	Against	11,264,460
	Abstain	1,120,162
	Broker Non-Votes	0

3.	Advisory approval of executive compensation:
	For	269,803,637
	Against	363,767,250
	Abstain	8,645,160
	Broker Non-Votes	93,065,536

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: May 18, 2018	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Vice President, Public Law and Assistant Secretary

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